Exhibit 10.5

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (the "Agreement") is entered into effective March 8, 2011, by and among SOFTECH, INC., a Massachusetts corporation ("Borrower"), WORKGROUP TECHNOLOGY CORPORATION, a wholly owned subsidiary of Borrower and a Delaware corporation, INFORMATION DECISIONS INCORPORATED, a wholly owned subsidiary of Borrower and a Michigan corporation (Workgroup Technology Corporation and Information Decisions Incorporated shall be referred to collectively as “Guarantors”), and GREENLEAF CAPITAL, INC., a Michigan corporation ("Lender"), in reference to the following:

RECITALS

A.

 Borrower entered into a Promissory Note (Revolving Line of Credit) with Lender dated March 25, 2009, in the amount of Three Million Dollars ($3,000,000.00), which was amended by the First Amendment thereto, dated October 30, 2009, which increased the amount to Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the Promissory Note (Revolving Line of Credit) together with the First Amendment thereto shall be referred to as the “Line of Credit”);

B.

The Line of Credit replaced and superseded the Promissory Note (Revolving Line of Credit) dated September 15, 2000, and all subsequent amendments thereto;

C.

Borrower also entered into a Promissory Note (Term Note) with Lender dated March 25, 2009, in the amount of Eight Million Nine Hundred and Ten Thousand Five Hundred and Twenty-Eight and 11/100 Dollars ($8,910,528.11)(the “Term Note”).

D.

The Term Note replaced and superseded the Promissory Note dated August 13, 2001, as amended by an Amendment to the Promissory Note, dated November 8, 2002, and all subsequent amendments thereto;

E.

Borrower entered into a Security Agreement dated March 25, 2009, granting to Lender a lien on substantially all of Borrower’s assets as security for Borrower’s indebtedness to Lender.

F.

A Financing Statement was filed in the State of Massachusetts on April 1, 2009 to perfect the security interest in Borrower’s assets.  In addition, a Patent Assignment was filed with the United States Patent and Trademark Office dated May 18, 2009, covering Patent Nos. 5548707, 5655095, 5929856, 6006195, and 6138104; and a Trademark Assignment was filed with the United States Patent and Trademark Office dated May 18, 2009 for the Word Marks “Cadra” and “DesignGateway,” Registration Nos. 2850133 and 2875147, respectively (the Patent and Trademark Assignments shall be referred to collectively as the “IP Collateral”).

G.

On August 26, 2010, Lender and Borrower entered into a Forbearance Agreement, by which Lender agreed, among other things, to forbear from enforcing its rights under the Line of Credit and Term Note until October 1, 2010.  As a condition of Lender’s agreement to enter into the Forbearance Agreement, Guarantors each provided Lender a Guaranty and Security Agreement dated August 26, 2010.

H.

Lender’s security interest in Guarantors’ assets was perfected by the filing of a Financing Statement against Information Decisions Incorporated in the State of Michigan, dated September 16, 2010, and against Workgroup Technology Corporation in the State of Delaware dated September 21, 2010.

I.

The Line of Credit, the Term Note, the Guaranties and Security Agreements shall be referred to collectively as the “Loan Documents.”

J.

 As of the date of this Agreement, the amount owed by Borrower to Lender is $10,605,699.01 (the “Debt”).

K.

Borrower has secured new financing from One Conant Capital, LLC, which, upon certain terms and conditions, has agreed to provide Borrower a credit facility that includes a Two Million Nine Hundred Thousand Dollar ($2,900,000.00) three-year term loan and a Three Hundred Thousand Dollar ($300,000.00) line of credit for working capital needs (collectively, the “Senior Loans”);

L.

One condition of One Conant Capital’s new credit facility is that Lender agree to accept a cash payment in the amount of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000.00) and a subordinated note from Borrower in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00) (the “Subordinate Note”), and in exchange for Lender to fully and unconditionally forgive the remainder of the Debt, which amount is $7,605,699.01 (the “Debt Remainder”), and to subordinate the Subordinate Note and all guaranties and collateral liens securing the Debt to the Senior Loans and all guaranties and collateral liens securing the Senior Loans.

M.

In exchange for the above-described payments, and subject to certain conditions contained herein, Lender has agreed to amend the Loan Agreements, terminate the Forbearance Agreement, to forgive the Debt Remainder, and to subordinate all guaranties and collateral liens securing the Debt.

NOW, THEREFORE, the parties agree as follows:

1.

Debt Forgiveness and Release of Collateral.  In consideration of a cash payment in the amount of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000.00), which cash payment shall be wired upon the closing of the Senior Loans directly from One Conant Capital, LLC to Lender’s account, and the Subordinate Note from Borrower to Lender in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00), Lender agrees that, effective as of the date of this Agreement, it:

a.

forgives and discharges the Debt Remainder in its entirety;

b.

terminates the Line of Credit;

c.

terminates the Forbearance Agreement;

d.

amends the Term Note to reduce its principal to $250,000.00 and subordinates the Term Note to the Senior Loans, which shall be evidenced by an Amended and Restated Promissory Note of this same date;

e.

subordinates its security interests that encumber the assets of Borrower and Guarantors to the security interest of One Conant Capital, LLC, which subordination shall be evidenced by a Subordination and Intercreditor Agreement of this same date, and amendments to the guaranties and security agreements which confirm their subordination to One Conant Capital’s interests; and

f.

will promptly amend any and all financing statements , filings in the U.S. Patent and Trademark Office or similar filings that evidence Lender’s security interest in such collateral to acknowledge its subordinated position.

2.

Representations and Warranties of Lender.  Lender hereby represents and warrants to Borrower as follows:

a.

Organization and Standing.  Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

b.

Corporate Authority.  Lender has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Lender of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized.  This Agreement is the legal, valid and binding obligation of Lender enforceable in accordance with its terms.

3.

Representations and Warranties of Borrower and Guarantors.  Borrower and Guarantors hereby represent and warrant to Lender as follows:

a.

Organization and Standing.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts.  Workgroup Technology Corporation is duly organized, validly existing and in good standing under the laws of Delaware.  Information Decisions Incorporated is a corporation duly organized, validly existing, and in good standing under the laws of Michigan.

Softech, Inc./Greenleaf Capital, Inc.

Execution Copy

Debt Forgiveness Agreement

b.

Corporate Authority.  Borrower and Guarantors have all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Borrower and Guarantors of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized.  This Agreement is the legal, valid and binding obligation of Borrower and Guarantors enforceable in accordance with its terms.

4.

Conditions of Effectiveness.  This Agreement shall be effective only upon Lender’s receipt of the cash payment in the amount of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000.00) and the subordinated note from Borrower to Lender in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00).

5.

Release.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Guarantors, for: (i) themselves, (ii) any parent, affiliate or subsidiary thereof, and (iii) their respective partners, officers, directors, shareholders, heirs, legal representatives, legatees, successors and assigns of all of the foregoing persons and entities, hereby release and forever discharge the Lender, its past, present and future shareholders, officers, directors, their respective heirs, legal representatives, legatees, successors and assigns (the “Releasees”), of and from all actions, claims, demands, damages, debts, losses, liabilities, indebtedness, causes of action either at law or in equity and obligations of whatever kind or nature, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring prior to the date of this Agreement arising out of or relating to any claims asserted or which could have been asserted by Borrower or Guarantor(s) against Lender in its capacity as the lender in connection with the Debt, the Loan Documents, the Forbearance Agreement, or this Debt Forgiveness Agreement.

6.

Covenant Not To Sue.  Borrower and the Guarantors, on behalf of themselves, and their successors, assigns, and other legal representatives, absolutely, unconditionally, and irrevocably, covenant and agree with and in favor of each Releasee that they will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any claim described, released, remised, or discharged by Borrower or Guarantor pursuant to Paragraph 5 above. If Borrower, the Guarantors, or any of their successors, assigns, or other legal representatives violate the foregoing covenant, Borrower and the Guarantors, for themselves and their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorney fees and costs incurred by any Releasee as a result of such violation.

7.

Indemnification.  Borrower and Guarantors, jointly and severally, hereby agree to indemnify and hold Lender, its past, present and future affiliates, shareholders, officers, directors, and their respective heirs, legal representatives, legatees, successors and assigns, harmless against, in respect of, and shall on demand, reimburse it for any and all loss, liability or damage, including reasonable attorney fees, suffered or incurred by Lender by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Borrower or Guarantor contained in this Agreement, the Loan Documents or the Forbearance Agreement.

8.

No Third Party Beneficiaries.  Nothing in this Agreement or in any document executed pursuant to this Agreement, nor any act of Lender or its agents, shall be deemed or construed by any party, or by any third party, to create a relationship of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship whatsoever involving Lender with the business affairs of Borrower or Guarantors.   Lender does not agree to assume any liability or obligation of Borrower or a Guarantor to any third party.

9.

Additional Assurances.  The parties shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.    Without limiting the foregoing, the Lender agrees to procure, deliver or execute and deliver to the Borrower, from time to time, all further releases, termination statements, certificates, instruments and documents, each in form and substance satisfactory to the Borrower, and take any other actions, as may be reasonably requested by the Borrower or which are required to evidence the consummation of the transactions contemplated hereby.

10.

Free and Voluntary Act.  Borrower and Guarantors acknowledge and represent that this Agreement is entered into as the free and voluntary act of Borrower and Guarantors; that this Agreement is not made with the intent to benefit Lender at the expense of other creditors; and that in agreeing to enter into this Agreement Borrower and Guarantors are not acting under any duress, undue influence, misapprehension, or misrepresentation by Lender or the agent, attorney, or any other representative of Lender.

Softech, Inc./Greenleaf Capital, Inc.

Execution Copy

Debt Forgiveness Agreement

11.

Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Michigan applicable to contracts made and performed in such state, without regard to the principles regarding conflicts of laws, and any applicable laws of the United States of America.  Borrower and the Guarantors consent and agree that the state or federal courts located in Michigan shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and/or the Guarantors and Lender in its capacity as lender pertaining to this Agreement or any of the other financing agreements or to any matter arising out of or related to this Agreement, the Loan Documents, the Forbearance Agreement, or the Debt; provided, that Lender, Borrower, and the Guarantors acknowledge that any appeals from those courts may have to be heard by a court located outside of Michigan; and further provided, that nothing in this Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favor of Lender.  Borrower and the Guarantors expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and the Guarantors waive any objection that it or they may have based on lack of personal jurisdiction, improper venue, or forum non conveniens and consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and the Guarantors waive personal service of the summons, complaint, and other process issued in any such action or suit and agree that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower or the Guarantors and that service so made shall be deemed completed on the earlier of Borrower’s or the Guarantors’ actual receipt or three days after deposit in the U.S. Mail, proper postage prepaid.

12.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement.

13.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.  This Agreement may be executed in multiple counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original and be effective as delivery of a manually executed counterpart hereof, and all of which together shall constitute one agreement.

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Softech, Inc./Greenleaf Capital, Inc.

Execution Copy

Debt Forgiveness Agreement

IN WITNESS HEREOF, the parties have executed this Agreement on the day and year first written above.

LENDER

   BORROWER

Greenleaf Capital, Inc.

   SofTech, Inc.

By:     /s/ Michael D. Elliston

   By:       /s/ Jean Croteau

           Michael D. Elliston

 Jean Croteau

Its:     Chief Financial Officer

 Its:     Chief Executive Officer

Date:  March 8, 2011

 Date:   March 8, 2011

GUARANTORS

Workgroup Technology Corporation

Information Decisions, Incorporated

By:   /s/ Jean Croteau

By:  /s/ Jean Croteau

         Jean Croteau

        Jean Croteau

Its:    Chief Executive Officer

Its:   Chief Executive Officer

Date:  March 8, 2011

Date:   March 8, 2011

Softech, Inc./Greenleaf Capital, Inc.

Execution Copy

Debt Forgiveness Agreement